EXHIBIT 10.1

Amendment to Lease Agreement for 1015 31st Street NW, Washington, DC

Cogent Communications, Inc. (Tenant) and Niobium LLC (Landlord) hereby agree to amend the Lease Agreement between 6715 Kenilworth Avenue Partnership and Cogent Communications, Inc. (Tenant) dated September 1, 2000, for premises at 1015 31st Street NW, Washington, DC as amended (Lease Agreement) as follows:

Niobium LLC is the successor to 6715 Kenilworth Avenue Partnership.

The Lease Term of the Lease Agreement is extended through August 31, 2015.  Tenant may without penalty at any time terminate the lease of space pursuant to the Lease Agreement upon 60 days written notice.  Upon the effective date of any such termination Tenant shall no longer be obligated to pay rent or other charges and any advance rent payments or other charges shall be refunded to Tenant based on proration through the effective date of termination.

Except as amended herein, the Lease Agreement, as amended, shall remain in full force and effect.

Executed as of the 7th day of November 2012.

Tenant: Cogent Communications, Inc.

/s/Thaddeus G. Weed
Thaddeus G. Weed
Chief Financial Officer

Landlord: Niobium LLC

/s/David Schaeffer
David Schaeffer
Managing Member